UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

Settlement Agreement

On April 24, 2012, InfuSystem Holdings, Inc. (the “Company”) entered into a Settlement Agreement (“Settlement Agreement”), by and among the Company; Kleinheinz Capital Partners (“Kleinheinz”), Meson Capital Partners (“Meson”), Boston Avenue Capital (“Boston Avenue” and, together with Kleinheinz and Meson, the “Investors”) and certain affiliates of the Investors; each member of the Company’s Board of Directors (the “Board”) as of such date, David Dreyer, Timothy Kopra, Pat LaVecchia, Sean McDevitt, Jean-Pierre Millon, John Voris and Wayne Yetter; and Dilip Singh, John Climaco, Charles Gillman, Ryan Morris and Joseph Whitters (the “New Directors”). Pursuant to the Settlement Agreement, the following actions were taken by the Board: (i) the size of the Board was increased from seven (7) to twelve (12) authorized directors, (ii) to fill the resulting vacancies, the New Directors were appointed to the Board, (iii) each member of the current Board other than Messrs. Dreyer and Yetter resigned from the Board (such resigning directors, the “Resigning Directors”) and (iv) the size of the Board was decreased from twelve (12) to seven (7) members. The Settlement Agreement provides for the termination of the Investors’ solicitation of designations to request a special meeting of the Company’s stockholders, the withdrawal of the Investors’ request to call the special meeting and the Investors’ director nominations for the Company’s 2012 annual meeting of stockholders (the “Annual Meeting”) and cancellation of the Company’s special meeting of stockholders. Pursuant to the Settlement Agreement, there will be a single slate of nominees for election at the Annual Meeting, consisting of Messrs. Dreyer and Yetter (the “Continuing Directors”) and the New Directors. Through the date of the Company’s 2013 annual meeting of stockholders, each committee of the Board shall include at least one Continuing Director, to the extent willing or permitted under applicable law or regulation to serve.

Under the terms of the Settlement Agreement, the Company has agreed to reimburse the Investors for their expenses in connection with the solicitation of designations to request a special meeting of stockholders, their request to call the special meeting, their director nominations for the Company’s 2012 annual meeting of stockholders, the solicitation of proxies for the special meeting and the preparation of related documentation. The Investors have agreed that, within two business days of the date of the Settlement Agreement, they will file an Amendment to Schedule 13D reflecting the actions contemplated by the Settlement Agreement, and reflecting the termination of the treatment of the Investors as a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

As part of the Settlement Agreement, each of the Investors has agreed individually with the Company, during the period between the date of the Settlement Agreement and the date of the Company’s 2013 Annual Meeting of Stockholders, not to, among other things (a) acquire or seek to acquire, directly or indirectly, by purchase or otherwise, more than 5% of the outstanding shares of any securities of the Company or any subsidiary of the Company; (b) submit any stockholder proposal or nominate any candidate for election to the Board, other than as set forth in the Settlement Agreement; (c) form, join or in any other way participate in a “group,” as defined by Exchange Act Section 13(d)(3), other than as permitted by the Settlement Agreement; (d) solicit proxies, agent designations, written consents of stockholders or conduct any nonbinding referendum with respect to any matter, or become a participant in any contested solicitation for director, other than in support of all the nominees of the Board at the Company’s 2012 and 2013 annual meetings; (e) seek to call or request the call of a special meeting of the

Company’s stockholders; (f) effect or seek to effect any acquisition of any material assets or businesses of the Company; (g) publicly disclose any plan or proposal of the Company that is inconsistent with the Settlement Agreement; (h) seek election or appointment to the Board, or seek any director’s resignation, other than as provided in the Settlement Agreement; (i) (1) knowingly sell, transfer or otherwise dispose of any shares of Common Stock to any person or entity that is (or will become upon consummation of such sale, transfer or other disposition) the holder of 15% or more of the outstanding Common Stock or (2) without the prior written consent of the Company (acting through the Board) on any single day, sell, transfer or otherwise dispose of more than 5% of the outstanding shares of Common Stock through the public markets.

The Settlement Agreement also provides for mutual releases among the Company, the Investors, the Continuing Directors and the Resigning Directors and non-disparagement obligations among the Company, the Investors, the New Directors and the Continuing Directors. The Settlement Agreement also requires the Company to provide (i) continued indemnification of the Continuing Directors, the Resigning Directors and certain other past directors and officers in accordance with the Company’s current Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and (ii) directors’ and officers’ indemnification insurance coverage for the benefit of the persons currently covered consistent with the Company’s current policy.

The foregoing description of the Settlement Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the terms of the Settlement Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Fifth Amendment to Credit Agreement

On April 24, 2012, the Company and Bank of America, N.A., as Administrative Agent and Lender and Keybank National Association as Lender, entered into the Fifth Amendment (the “Amendment”) to the Credit Agreement, dated as of June 15, 2010 and as amended from time to time, by and among the Company, InfuSystem, Inc. and First Biomedical, Inc, Bank of America, N.A. as Administrative Agent and Lender and certain other Lenders (the “Credit Agreement”), pursuant to which Bank of America and Keybank agreed (i) that the changes in the composition of the Board contemplated by the Settlement Agreement shall not constitute a “Change in Control” under the Credit Agreement, (ii) to a change of the maturity date thereof to July 1, 2013, (iii) to permit exclusion of certain expenses relating to the Settlement Agreement and the transactions contemplated thereby from the calculation of certain financial ratios, (iv) to the addition of a covenant requiring minimum liquidity at all times of not less than $1,500,000 at the end of each day and not less than $2,000,000 as of the end of each fiscal month, (v) that commencing August 1, 2012, the payment of a monthly ticking fee equal to 1% of the aggregate amount outstanding thereunder and (vi) an amendment fee equal to 1% of the aggregate amount outstanding thereunder.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to a Consulting Agreement, dated as of April 24, 2012, by and between the Company and Sean McDevitt, the Share Award Agreement, dated as of April 6, 2010, by and between the Company and Mr. McDevitt, was terminated. A description of the material terms of the Consulting Agreement is provided below in Item 5.02(e), which is incorporated herein by reference in response to this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Pursuant to the Settlement Agreement described in Item 1.01 above, on April 24, 2012, the Board increased the size of the Board from seven (7) to twelve (12) authorized directors and filled the resulting vacancies with the appointment of the New Directors as described in Item 5.02(d) below. Immediately following such appointment, the Resigning Directors, Timothy Kopra, Pat LaVecchia, Sean McDevitt, Jean-Pierre Millon and John Voris resigned as directors, effective immediately. In addition, Sean McDevitt resigned as Chief Executive Officer of the Company, effective April 24, 2012. Following the resignation of the Resigning Directors, the Board decreased the size of the Board from twelve (12) to seven (7) directors.

(c) The Board has appointed Dilip Singh as Interim Chief Executive Officer of the Company effective April 24, 2012.

Mr. Singh, age 63, most recently served as the Chief Executive Officer and a Director of MRV Communications, Inc. from July 2010 to December 2011. Prior to joining MRV, Mr. Singh was Chief Executive Officer of Telia-Sonera Spice Nepal, a large Asian mobile operator, from December 2008 to May 2009, where he was responsible for turning a new acquisition to sustained growth and profitability. From 2004 to 2008, Mr. Singh was President and Chief Executive Officer of Telenity, Inc., a convergence applications, service delivery platform and value added services telecom software company. Mr. Singh was President of NewNet, a telecom infrastructure software startup, which was acquired by ADC Telecommunications Inc., from 1994 to 1998. He remained an executive consultant to ADC through 2000 and returned in 2003 to 2004 as the president of ADC’s software systems division. In the interim 2001 to 2003 period, he was Executive Chairman of IntelliNet and Entrepreneur in Residence with MC Venture Partners and in such capacity acted as an executive consultant and board advisor to several companies. From 1988 to 1994, Mr. Singh was an executive director at Sprint Corporation, where he directed strategic planning and development of intelligent network services, network management and call center applications for consumer and business customers, and supported marketing and sales with an annual revenue impact of over $2 billion. Prior to Sprint, he co-founded United Database Corporation, a start-up that led the introduction of yellow pages in three major metropolitan cities in India and had $12 million in revenue during its first 18 months. Mr. Singh began his career as an executive telecommunication consultant with Alcatel-Lucent switching systems divisions in the United States, England, Germany and Italy for over 10 years. Mr. Singh earned a Masters degree in Electronics and Communications Electrical Engineering from the Indian Institute of Technology and a Masters of Science in Physics from the University of Jodhpur.

In connection with Mr. Singh’s appointment as Interim Chief Executive Officer, the Company entered into an Employment Agreement, dated as of April 24, 2012, with Mr. Singh (the “Singh Employment Agreement”). The Singh Employment Agreement provides for an initial term (the “Initial Term”) of six months, and the Company and Mr. Singh may renew the agreement for additional six month terms following the Initial Term.

Under the Singh Employment Agreement, Mr. Singh will receive a salary of $150,000 for the Initial Term and is eligible for a performance bonus, up to a maximum of $500,000, based upon satisfaction of performance objectives to be developed by the Compensation Committee, including stock price performance. In the event that the Compensation Committee, in its sole discretion, determines that the performance bonus criteria have not been satisfied in full for the Initial Term or for any subsequent term of the agreement, the performance bonus can be earned on a partial basis, as determined by the Compensation Committee. In the event of a “change in control,” as defined in the agreement, the performance bonus for the term in which such change of control occurs will be paid on the date of the closing of the transaction that gives rise to the change of control. In addition, under the Singh Employment Agreement, Mr. Singh received an option grant to purchase 500,000 shares of the Company’s Common Stock, at an exercise price equal to the closing price of the Common Stock on the date of grant (i.e., $2.25 per stock option). The options will vest ratably over the Initial Term, with 1/6 of the options vesting on the 24th day of each month, and expire on the third anniversary of the date of grant. In the event of a “change of control” or upon any termination of Mr. Singh’s employment other than for “cause” (as defined in the agreement), or otherwise at the direction of the Compensation Committee, all options shall vest and become immediately exercisable. Mr. Singh will also be entitled to reimbursement from the Company for all reasonable temporary living expenses associated with his residence in or around Madison Heights, Michigan, and regular travel between Madison Heights and Mr. Singh’s place of residence in the U.S.

The foregoing description of the Singh Employment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the terms of the Singh Employment Agreement, which is filed as Exhibit 10.4 hereto and incorporated by reference herein.

(d) Pursuant to the Settlement Agreement, on April 24, 2012, the Board increased the size of the Board from seven (7) to twelve (12) authorized directors and filled the resulting vacancies with the appointment of the New Directors, Dilip Singh, John Climaco, Charles Gillman, Ryan Morris and Joseph Whitters, to the Board and the Resigning Directors, Timothy Kopra, Pat LaVecchia, Sean McDevitt, Jean-Pierre Millon and John Voris, resigned from the Board, in each case, effective immediately. Following such actions, the size of the Board was decreased from twelve (12) to seven (7) members. As a result, the Board consists of Messrs. Climaco, Dreyer, Gillman, Morris, Singh, Whitters and Yetter. The description of the Settlement Agreement set forth in the first paragraph under the heading “Settlement Agreement” under Item 1.01 above is incorporated by reference herein.

The biographies of the New Directors are set forth below:

John Climaco, age 43, is the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco’s leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopaedic industry. Among other accolades, Orthopaedics This Week recognized ScoliScore as the Best New Diagnostics Technology for Spine Care 2010. Mr. Climaco has been involved with start-up ventures in various capacities for the last twelve years. Prior to founding Axial Biotech, Mr. Climaco served as a Producer in 1998 and Director of Programming from 1999 to 2000 for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco created partnerships with Intel, Microsoft WebTV, NBC Sports, and National Geographic. An attorney by training, Mr. Climaco practiced with Fabian & Clendenin in Corporate and Tax Law in Salt Lake City from 2001 to 2007. Over his career, he has handled a wide range of transactions, including IPOs, venture, private equity, and debt financings, mergers and acquisitions and intellectual property licensing transactions. Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

Charles Gillman, age 41, has provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for business entities related to family members of Herbert Gussman, in Tulsa, Oklahoma since March 2001. In June 2002, Mr. Gillman founded Value Fund Advisors, LLC (“VFA”) so that VFA could serve as the investment advisor of various family related assets. VFA discontinued its role as investment advisor in December 2008. Prior to joining Nadel and Gussman, LLC, Mr. Gillman held a number of positions in the investment industry. From September 1992 to June 1994, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company, a management consulting firm. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Currently, Mr. Gillman serves on the boards of directors of MRV Communications, Inc., a communications equipment and services company traded on the OTCQB, which he joined in November 2009 and where he is a member of the Compensation Committee and previously served on the Audit Committee; Littlefield Corporation a charitable gaming company quoted on the OTCQB, which he joined in May 2008 and where he is a member of the Compensation and Nominating Committees and previously served on the Audit Committee; and CompuMed, Inc., a private medication management company, which he joined in February 2008. Mr. Gillman received a Bachelor of Science, summa cum laude, from the Wharton School of the University of Pennsylvania and serves on the board of the Penn Club of New York.

Ryan Morris, age 27, is the Managing Partner of Meson Capital Partners, a New York-based investment partnership, which he founded in February 2009. Since June 2011, Mr. Morris has served as a member of the equity committee responsible for selling the assets of, and maximizing value to the stockholders of, HearUSA, Inc., an NYSE Amex-listed company in Chapter 11 bankruptcy. Prior to founding Meson LP, in 2008 he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelors of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and he has completed the Chartered Financial Analyst Program.

The information about Mr. Singh set forth in Item 5.02(c) above is incorporated by reference herein.

Joseph Whitters, age 53, has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp., a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. He currently serves as a Director of Omnicell, Inc., NASDAQ-listed medication automation and analytics company, which he joined in May 2003, and where he currently serves as the chairman of the Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Mentor, Solexa and Luminent Mortgage. Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelors of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

On April 24, 2012, the Board named Ryan Morris as Executive Chairman of the Board. Pursuant to an Employment Agreement, dated as of April 24, 2012, by and between the Company and Mr. Morris (the “Morris Employment Agreement”), Mr. Morris will serve as Executive Chairman of the Board and will devote a minimum of one-third of his professional time to the Company. Under the Morris Employment Agreement, Mr. Morris’s compensation consists of an option to purchase 250,000 shares of Common Stock, at an exercise price which was equal to the closing price of the Common Stock on the date of grant (i.e., $2.25 per stock option). The options will vest monthly pro rata over a 12-month term on the 24th day of the month and expire on the second anniversary of the date of grant. In the event of a “change of control” (as defined in the agreement), or otherwise at the direction of the Compensation Committee, all options shall vest and become immediately exercisable.

The foregoing description of the Morris Employment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the terms of the Morris Employment Agreement, which is filed as Exhibit 10.5 hereto and incorporated by reference herein.

None of the New Directors has carried on an occupation or employment, during the past five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the New Directors has ever served on the Company’s Board. No family relationships exist between any of the New Directors and any director or executive officer of the Company. Mr. Gillman serves on the Board of Directors of MRV Communications, Inc., where Mr. Singh was Chief Executive Officer in December 2011.

The Board has determined that each of John Climaco, Charles Gillman, Joseph Whitters, David Dreyer and Wayne Yetter satisfy the definition of independence under Section 803(2) of the NYSE Amex Company Guide, and meet the requirements of “non-employee director” of

Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934. The Board has also determined that each of Joseph Whitters and David Dreyer qualifies as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of SEC Regulation S-K.

As of April 24, 2012, the Board has appointed Charles Gillman as Lead Independent Director and has constituted the standing Board committees as follows:

Audit Committee: Joseph Whitters (Chairman), John Climaco and David Dreyer.

Compensation Committee: Charles Gillman (Chairman), Joseph Whitters and Wayne Yetter.

Nominating and Governance Committee: John Climaco (Chairman), Charles Gillman and David Dreyer.

As of April 24, 2012, the Board has approved revised director compensation arrangements. Each of the independent directors may elect one of the following annual compensation arrangements: (i) options to purchase 100,000 shares of the Company’s Common Stock or (ii) $30,000 payable in quarterly installments plus options to purchase 50,000 shares of Common Stock. The options will have an exercise price equal to the closing price of the Common Stock on the date of grant (i.e., $2.25 per stock option) and will vest monthly over a 12-month term on the 24th day of the month or will vest immediately upon a change in control. Messrs. Climaco, Dreyer, Gillman and Whitters have elected to receive compensation solely in the form of stock options and Mr. Yetter has elected the combination of cash and stock options.

(e) The Company and Sean McDevitt, the Company’s Chairman and Chief Executive Officer, entered into a Consulting Agreement, dated as of April 24, 2012 (the “Consulting Agreement”) pursuant to which Mr. McDevitt resigned as Chief Executive Officer of the Company and will serve as a consultant to the Company to perform such services, including assistance in connection with any acquisition or disposition transaction, advice and counsel, and such other actions, as may be reasonably requested by the Chief Executive Officer from the effective date of the agreement until July 31, 2012 (the “Consulting Period”). During the Consulting Period, the Company will pay Mr. McDevitt a consulting fee of $1,000,000, payable in installments of cash and/or shares of the Company’s common stock and provide continued health care benefits.

On the effective date of the Consulting Agreement and on May 15, 2012 and June 15, 2012, the Company will pay Mr. McDevitt installments of $83,333.33 in shares of the Company’s common stock, valued at the average closing price of a share on the NYSE Amex on the five trading days preceding the date of each such issuance. On July 31, 2012, the Company will pay Mr. McDevitt a final installment of $750,000 in shares valued at the average closing price of a share on the NYSE Amex on the five trading days preceding such date, provided, however, that if Company has refinanced the Credit Agreement on or prior to such date, the final installment shall be made in cash. The Company will also reimburse $95,000 of Mr. McDevitt’s expenses in the aggregate in connection with the negotiation and preparation of the Consulting Agreement. In the event of a Change of Control (as defined in the Consulting Agreement), Mr. McDevitt’s death or disability or termination by the Company of the engagement of Mr. McDevitt to provide the consulting services, with or without cause, the aggregate amount payable under the Consulting Agreement if Mr. McDevitt had served as a consultant during the entire Consulting Period, net of any amounts paid to date thereunder, shall become immediately due and payable.

The Consulting Agreement also provides for releases by each of Mr. McDevitt and the Company of the other and a mutual non-disparagement covenant and requires the Company to provide continued indemnification of Mr. McDevitt in accordance with the Company’s current Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

In addition, as discussed in Item 1.02 of this Current Report on Form 8-K, the Consulting Agreement provides for termination of the Share Award Agreement, dated as of April 6, 2010, by and between the Company and Mr. McDevitt, pursuant to which the Company granted Mr. McDevitt the right to receive up to an aggregate of 2,000,000 shares of common stock in increments based upon the attainment of specified trading price levels from $5.00 to $15.00 or upon certain events, including a change in control of the Company.

The foregoing description of the Consulting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the terms of the Consulting Agreement, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

The description of Mr. Singh’s compensation set forth under Item 5.02(c) above, and of Mr. Morris’ compensation set forth under Item 5.02(d) above, are incorporated by reference herein.

Item 8.01	Other Events.

On April 24, 2012, the Company issued a press release announcing the implementation of the Settlement Agreement, including the appointment of Mr. Singh as interim Chief Executive Officer. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

On April 25, 2012, the Company issued a press release announcing the rescheduling of the Company’s 2012 annual meeting of stockholders for May 25, 2012 and a record date of April 30, 2012 to determine shareholders entitled to vote at such meeting. A copy of this press release is filed as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement Agreement by and among the Company, Kleinheinz Capital Partners, Meson Capital Partners, Boston Avenue Partners and the individuals named therein, dated as of April 24, 2012.

10.2	Fifth Amendment dated April 24, 2012 to the Credit Agreement by and among the Company, Bank of America, N.A. and Keybank National Association, dated as of June 15, 2010.

10.3	Consulting Agreement by and between the Company and Sean McDevitt, dated as of April 24, 2012.

10.4	Employment Agreement by and between the Company and Dilip Singh, dated as of April 24, 2012.

10.5	Employment Agreement by and between the Company and Ryan J. Morris, dated as of April 24, 2012.

99.1	Press Release of InfuSystem Holdings, Inc. dated April 24, 2012.

99.2	Press Release of InfuSystem Holdings, Inc. dated April 26, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name: Jonathan P. Foster
Title: Chief Financial Officer

Dated: April 26, 2012

Index to Exhibits

Exhibit No.	Description

10.1	Settlement Agreement by and among the Company, Kleinheinz Capital Partners, Meson Capital Partners, Boston Avenue Partners and the individuals named therein, dated as of April 24, 2012.

10.2	Fifth Amendment dated April 24, 2012 to the Credit Agreement by and among the Company, Bank of America, N.A. and Keybank National Association, dated as of June 15, 2010.

10.3	Consulting Agreement by and between the Company and Sean McDevitt, dated as of April 24, 2012.

10.4	Employment Agreement by and between the Company and Dilip Singh, dated as of April 24, 2012.

10.5	Employment Agreement by and between the Company and Ryan J. Morris, dated as of April 24, 2012.

99.1	Press Release of InfuSystem Holdings, Inc. dated April 24, 2012.

99.2	Press Release of InfuSystem Holdings, Inc. dated April 26, 2012.